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Exhibit 11
                     OMNICARE, INC. AND SUBSIDIARY COMPANIES
                    Computation of Earnings Per Common Share
                      (in thousands, except per share data)

                                              Three Months Ended         Six Months Ended
                                                    June 30,                  June 30,
                                             --------------------     --------------------
                                               1998*       1997         1998*       1997
                                             --------    --------     --------    --------
Basic Earnings
  Income from continuing operations          $  8,106    $ 13,721     $ 28,512    $ 25,993
  Loss from discontinued operations              --        (1,854)        --        (2,154)
                                             --------    --------     --------    --------
  Net income                                 $  8,106    $ 11,867     $ 28,512    $ 23,839
                                             ========    ========     ========    ========
Shares
  Weighted average number of common
      shares outstanding                       88,824      85,674       88,466      84,593
                                             ========    ========     ========    ========
Basic earnings per common share
  Income from continuing operations          $   0.09    $   0.16     $   0.32    $   0.31
  Loss from discontinued operations              --         (0.02)        --         (0.03)
                                             --------    --------     --------    --------
  Net income                                 $   0.09    $   0.14     $   0.32    $   0.28
                                             ========    ========     ========    ========

Diluted Earnings
  Income from continuing operations          $  8,106    $ 13,721     $ 28,512    $ 25,993
  Loss from discontinued operations              --        (1,854)        --        (2,154)
                                             --------    --------     --------    --------
  Net income                                 $  8,106    $ 11,867     $ 28,512    $ 23,839
                                             ========    ========     ========    ========

Shares
  Weighted average number of common
      shares outstanding                       88,824      85,674       88,466      84,593
  Additional shares assuming conversion of
      stock options and stock warrants          1,094         912        1,050       1,043
                                             --------    --------     --------    --------
  Average common shares outstanding
      as adjusted                              89,918      86,586       89,516      85,636
                                             ========    ========     ========    ========

Diluted earnings per common share
  Income from continuing operations          $   0.09    $   0.16     $   0.32    $   0.30
  Loss from discontinued operations              --         (0.02)        --         (0.02)
                                             --------    --------     --------    --------
  Net income                                 $   0.09    $   0.14     $   0.32    $   0.28
                                             ========    ========     ========    ========

* The $345,000,000 of 5.0% Convertible Subordinated Notes due 2007 that are convertible into 8,712,121 shares at $39.60 per share were outstanding during the three and six months ended June 30, 1998 but were not included in the computation of diluted EPS because the impact was anti-dilutive.